Exhibit 10.29

Execution Version

WILLIAM LYON HOMES

CLASS A COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

SUBSCRIPTION AGREEMENT

This Class A Common Stock and Convertible Preferred Stock Subscription Agreement (this “Agreement”) is made and entered into as of October 12, 2012, by and between William Lyon Homes, a Delaware corporation (the “Company”) and WLH Recovery Acquisition LLC, a Delaware limited liability company (the “Subscriber”).

RECITALS

Whereas, the Company desires to issue and sell to the Subscriber newly issued shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Convertible Preferred Stock” and, together with the Class A Common Stock, the “Securities”) and the Subscriber wishes to purchase the Securities from the Company in exchange for $30,000,000.00 on the terms and conditions set forth herein; and

Whereas, the Company has authorized the issuance of an additional 12,173,913.00 shares of Class C Common Stock, par value $0.01 per share, of the Company (the “Class C Common Stock”) upon the conversion of the Convertible Preferred Stock, and the issuance of an additional 12,173,913.00 shares of Class A Common Stock of the Company upon conversion of the Class C Common Stock underlying the Convertible Preferred Stock to be issued pursuant to this Agreement (such Class A Common Stock and the Class C Common Stock, collectively, the “Conversion Shares”).

AGREEMENT

Now, therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1. Authorization of Securities. On or prior to Closing (as defined in Section 2.1 below), the Company shall have authorized the issuance and sale to the Subscriber of the Securities upon the terms and conditions set forth in this Agreement, and the Company shall have authorized the issuance of and reserved the Conversion Shares issuable upon conversion of the Convertible Preferred Stock. The Securities, when issued, shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), as the same may be amended from time to time.

1.2. Acquisition of Securities. Subject to the terms and conditions hereof:

(a) The Subscriber agrees to acquire from the Company, and the Company agrees to issue to the Subscriber, free and clear of all liens and encumbrances, other than liens or encumbrances created by the Subscriber, an aggregate of 15,238,095.00 shares of Class A Common Stock in exchange for $16,000,000.00.

(b) The Subscriber agrees to acquire from the Company, and the Company agrees to issue to the Subscriber, free and clear of all liens and encumbrances, other than liens or encumbrances created by the Subscriber, an aggregate of 12,173,913.00 shares of Convertible Preferred Stock in exchange for $14,000,000.00.

2. CLOSING, DELIVERY AND PAYMENT.

2.1. Closing. Subject to the terms and conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, on the date hereof.

2.2. Delivery of Funds and Certificates. At the Closing, the Subscriber will deliver to the Company $30,000,000.00 (the “Purchase Price”) by wire transfer of immediately available funds and the Company shall instruct American Stock Transfer and Trust Company (“AST”), the Company’s registrar and transfer agent, to issue the Securities in book entry form in the Subscriber’s name and to place an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and shall deliver to the Subscriber any other documents as may be necessary or appropriate to vest in the Subscriber good and marketable title in the Securities, free and clear of all liens and encumbrances, other than liens or encumbrances created by the Subscriber or pursuant to applicable state and federal securities laws, against payment therefor.

2.3. Registration Rights. At or prior to the Closing, (A) the Company shall obtain the necessary consents to, and, once so obtained, shall, amend (i) the Class A Common Stock Registration Rights Agreement (the “Class A Registration Rights Agreement”) and (ii) the Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement (the “Class C Registration Rights Agreement” and, together with the Class A Registration Rights Agreement, the “Registration Rights Agreements”), in each case, to allow the Subscriber to become a party to such agreements with the same rights and obligations as the other stockholders who are parties to such agreements (including the right to have the Securities included in the Form S-1 of the Company filed with the U.S. Securities and Exchange Commission (“SEC”) as Registrable Securities as such term is defined in the Registration Rights Agreements) and (B) the Subscriber will become a party to each Registration Rights Agreement, as amended, by entering into an amendment and joinder agreement with respect to each of the Registration Rights Agreements.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Subscriber as of the date of mutual execution of this Agreement:

3.1. Organization, Good Standing and Qualification. The Company and each of its subsidiaries (each a “Subsidiary” and together the “Subsidiaries”) are entities duly organized, validly existing and in good standing under the laws of the states of their respective organizations. The Company and each of its Subsidiaries have all requisite corporate or entity power and authority to own, lease and operate their respective properties and assets, and to carry on their respective businesses as presently conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue and sell the Securities, to issue the Conversion Shares upon conversion of the Convertible Preferred Shares and to carry out the provisions of this Agreement and the Registration Rights Agreements. The Company and each of its Subsidiaries are duly qualified in, and are authorized to do business and are in good standing as a foreign corporation or entity in, all jurisdictions in which the nature of their respective activities and of their properties (both owned and leased) makes such qualification necessary, other than where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

3.2. Capitalization.

(a) Exhibit A sets forth the authorized capital stock of the Company and any other equity interests of the Company (including without limitation those equity interests reserved under any option plan or similar agreement), in each case, that will be issued and outstanding immediately after giving effect to the transactions contemplated hereby and the amendment and restatement of the Restated Charter pursuant to Section 6.1 below.

(b) All of the issued and outstanding shares of capital stock of the Company, as of the Closing, will have been duly authorized, validly issued, fully paid and non-assessable and not subject to, or were issued in compliance with, any preemptive or similar rights, including, but not limited to, those created by statute, the Company’s organizational documents or any agreements to which the Company was or is party or is bound.

(c) Other than as described in the Restated Charter, William Lyon Homes 2012 Equity Incentive Plan, the Class B Common Stock and Warrant Purchase Agreement, dated February 25, 2012, by and between the Company and Lyon Shareholder 2012, LLC, or the Disclosure Statement for the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al. and the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al., both dated as of November 17, 2011 and all schedules, exhibits and other documents attached thereto (collectively, the “Solicitation Package”) or Plan Supplement (as defined in the Solicitation Package), (i) there are no outstanding options, warrants, rights (including conversion rights, preemptive or similar rights, rights of first refusal, and registration rights), proxy or stockholder agreements, or agreements, arrangements or commitments of any kind for the purchase or acquisition from the Company of any issued or unissued securities; (ii) there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the capital stock of, or other equity interests in, the Company; and (iii) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of the capital stock of the Company.

(d) The rights, preferences, privileges and restrictions of the Securities are as stated in the Restated Charter. The Securities have been duly authorized and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Restated Charter, the Securities will be validly issued, fully paid and non-assessable, and will be free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”), except as contemplated by the Restated Charter and except for liens or encumbrances created by the Subscriber, and will not be subject to any preemptive or similar rights; provided, however, that the Securities may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(e) Assuming the accuracy of the representations and warranties and compliance with the covenants of the Subscriber set forth in this Agreement, the Securities will not be issued in violation of the Securities Act, or any other applicable laws (including state “blue sky” laws).

3.3. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Registration Rights Agreements and the transactions contemplated hereby and thereby, the performance of all obligations of the Company hereunder and the transactions contemplated hereby and thereby, and the authorization, sale, issuance and delivery of the Securities pursuant hereto have been taken or will be taken prior to Closing. Each of this Agreement and the Registration Rights Agreements has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Subscriber, will be valid and binding obligations of the Company enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.4. No Contravention. The execution and delivery of this Agreement and the Registration Rights Agreements, the consummation of the transactions contemplated hereby and thereby and the performance of each obligation hereunder and thereunder will not conflict with, or result in any violation of or default under, any provision of the Restated Charter, bylaws or other governing instrument applicable to the Company, or any agreement or other instrument to which the Company is a party or by which the Company or any of its properties are bound, or any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to the Company or its business.

3.5. Licenses. Except as set forth in the Solicitation Package or the Plan Supplement, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries possess adequate licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and its Subsidiaries.

3.6. Environmental. Except as set forth in the Solicitation Package or the Plan Supplement, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending claim or any pending investigation relating to any Environmental Laws, which violation, contamination, liability, claim or other matter would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.7. Compliance with Laws and Regulations. Neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company or any of its Subsidiaries, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.8. Investment Company Act. The Company is not, and after receipt of payments in respect of the Purchased Price will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (the “Investment Company Act”) and will conduct its business in a manner designed to allow it to not become subject to the Investment Company Act.

3.9. No Material Actions or Proceedings. Except for the Chapter 11 Cases (as defined in the Solicitation Package), and other than as set forth in the Solicitation Package or the Plan Supplement, there are no legal or governmental actions, suits or proceedings pending or, threatened in writing or, to the knowledge of the Company, verbally threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

3.10. Governmental Authorization; Third Party Consents. Except for customary securities filings in connection with private placements and consents from certain stockholders of the Company to amend the Registration Rights Agreements and the Restated Charter, no consent, approval, authorization of, action by, notice to, or filing with any Governmental Authority or any other person, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement or the transactions contemplated hereby, including the issuance and sale of shares of the Securities; provided, however, that the Securities may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.11. SEC Reports.

(a) Except with respect to certain matters addressed in the letter received from the staff of the Division of Corporation Finance of the SEC (the “SEC Staff”), dated September 6, 2012, the Company has filed with or otherwise furnished to the SEC all material forms, reports, schedules, statements and other documents that it is required to file or furnish under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) since February 25, 2012 (such documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein, the “SEC Reports”). No Subsidiary of the Company is required to file with the SEC any such forms, reports, schedules, statements or other documents pursuant to Section 13 or 15 of the Exchange Act. As of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other SEC Reports), except as and to the extent modified, amended, restated, corrected, updated or superseded by any subsequent SEC Report filed and publicly available prior to the date of this Agreement, the SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15a-15(f) under the Exchange Act) that provides reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”) and that includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(c) The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that information relating to the Company is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(d) Since January 1, 2010, the Company has not received any written or, to the knowledge of the Company, oral notification of a “material weakness” in the Company’s internal controls over financial reporting. The term “material weakness” shall have the meaning assigned to it in the Statements of Auditing Standards 112 and 115, as in effect on the date hereof.

3.12 Financial Statements.

(a) The Company’s audited financial statements and the Company’s unaudited financial statements included in the SEC Reports (collectively the “Company’s Financial Statements”) (i) have been prepared in accordance with the books and records of the Company and its Subsidiaries in all material respects, (ii) fairly present, in all material respects, the consolidated financial position and results of operations of the Company and each of the Company’s Subsidiaries as of the dates indicated, and (iii) have been prepared in accordance with GAAP and comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a Material Adverse Effect on the Company).

(b) There have been no disagreements with the Company’s accountants regarding the Company’s unaudited financial statements included in the SEC Reports. There have been no accounting discrepancies with the Company’s accountants regarding the Company’s Financial Statements which would reasonably be expected to have a Material Adverse Effect.

3.13 SEC Comments. Except for the letter received from the Staff, dated September 6, 2012, there are no outstanding letters of comment or other issues raised in writing or otherwise delivered to the Company by the SEC Staff that have not been fully resolved to the satisfaction of the SEC Staff.

3.14 Material Contracts. All material contracts to which either the Company or any Subsidiary of the Company is a party and that are required to have been filed by the Company pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act on Exhibit 10 to the SEC Reports have been filed by the Company with the SEC pursuant to the requirements of the Exchange Act. Neither the Company nor, to the Company’s knowledge, any other party to any material contract of the Company or any Subsidiary of the Company is in breach of, or in default under, any such material contract, except for any such breach or default which would not reasonably be expected to have a Material Adverse Effect on the Company.

3.15 Related Party Transactions. No transaction has occurred between or among the Company, any Subsidiary of the Company, their officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act in the Company’s SEC Reports and is not so described in such filings.

3.16 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary of the Company, on the one hand, and an unconsolidated or other off-balance sheet entity, on the other hand, that is required to be disclosed by the Company in the Company’s SEC Reports and is not so disclosed. To the knowledge of the Company, there are no such transactions, arrangements or other relationship with the Company or any Subsidiary of the Company that create contingencies or liabilities that are required to be disclosed by the Company in the Company’s SEC Reports that are not disclosed therein.

4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

The Subscriber hereby represents and warrants to the Company as of the date of mutual execution of this Agreement:

4.1. Requisite Power and Authority. All actions, corporate or otherwise, on the part of the Subscriber necessary for the authorization of this Agreement, the performance of all obligations of the Subscriber hereunder, and the purchase of the Securities pursuant hereto have been taken or will be taken prior to Closing. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement has been duly and validly executed and delivered by the Subscriber and, assuming the due authorization, execution and delivery thereof by the Company, will be valid and binding obligations of the Subscriber, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

4.2. Organization. The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the state of its organization.

4.3. No Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of each obligation hereunder will not conflict with, or result in any violation of or default under, any provision of the certificate of incorporation, bylaws or other governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party, or any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to the Subscriber or its business.

4.4. Investment Representations. The Subscriber understands that the Securities have not been registered under the Securities Act. The Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Subscriber’s representations contained in this Agreement. The Subscriber hereby represents and warrants and covenants as follows:

(a) Subscriber Bears Economic Risk. The Subscriber has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the terms and conditions of the investment in the Company and has had the opportunity to obtain and has obtained any additional information that it deems necessary regarding the investment in the Company, and has not relied on any person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision. The Subscriber understands that it may be required to bear the economic risk of this investment indefinitely and may not transfer the Securities unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available, and such transfer is not in contravention of the Company’s organizational documents. The Subscriber also understands that there is no assurance that any exemption from registration under the Securities

Act will be available and that, even if available, such exemption may not allow the Subscriber to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Subscriber might propose. The certificates representing the Securities will bear appropriate legends reflecting such limitations on transfer.

(b) Acquisition for Own Account. The Subscriber is acquiring the Securities for the Subscriber’s own account for investment only, and not with a view towards resale or other distribution in violation of the Securities Act, and the Subscriber understands that the Securities may not be disposed of by the Subscriber in contravention of the Company’s organizational documents, the Securities Act or any applicable state securities laws.

(c) Accredited Investor. The Subscriber represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(d) Tax Advice. The Subscriber has relied upon the advice of its own tax advisors in connection with the transactions contemplated by this Agreement.

5. CLOSING DELIVERABLES.

5.1. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered:

(a) to AST, with a copy to the Subscriber, a letter instructing AST to issue the Securities in book entry form in the Subscriber’s name, together with any other documents or information as AST may require to issue the Securities to the Subscriber, duly executed by the Company;

(b) to the Subscriber, an amendment and joinder with respect to each of the Registration Rights Agreements, duly executed by the Company, which will allow the Subscriber to become a party thereto with the same rights and obligations as the other stockholders who are parties to such agreements;

(c) to the Subscriber, the voting agreement by and between the Subscriber and Luxor Capital Group LP and its affiliates (the “Voting Agreement”) regarding the election of members to the board of directors of the Company (the “Board”), duly executed by Luxor Capital Group LP and its affiliates;

(d) to the Subscriber, letter agreements by and between the Company and certain stockholders of the Company who, collectively, hold at least 66 2/3% of the outstanding shares of Class A Common Stock, regarding the approval of the Second Restated Charter (as defined below); and

(e) to the Subscriber, letter agreements regarding the approval of the amendments to the Registration Rights Agreements by and between the Company and certain stockholders of the Company who, collectively, hold a sufficient number of the outstanding shares of the Company’s capital stock to amend each of the Registration Rights Agreements.

5.2. Closing Deliveries by the Subscriber. At the Closing, the Subscriber shall deliver:

(a) to the Company, an amount in cash equal to the Purchase Price payable under Section 2.2 by wire transfer of immediately available funds;

(b) to the Company, an amendment and joinder with respect to each of the Registration Rights Agreements, duly executed by the Subscriber; and

(c) to Luxor Capital Group LP, with a copy to the Company, the Voting Agreement, duly executed by the Subscriber.

6. COVENANTS.

6.1. Amendment and Restatement of Restated Charter. The Company agrees that it will use its best efforts to promptly obtain the written consent of the requisite number of stockholders of the Company by no later than November 30, 2012 to amend and restate the Restated Charter. Once the requisite number of consents have been so obtained, the Company shall amend and restate the Restated Charter to read substantially in the form attached hereto as Exhibit B (the “Second Restated Charter”), and cause the Second Restated Charter to be filed with the Secretary of State of the State of Delaware (the “Filing Date”).

6.2. Amendment and Restatement of Amended and Restated Bylaws. On or prior to the Filing Date, the Board shall have authorized the Company to amend and restate the Company’s Amended and Restated Bylaws to read substantially in the form attached hereto as Exhibit C (the “Second Restated Bylaws”); provided that the effectiveness of the Second Restated Bylaws will be conditioned upon the filing of the Second Restated Charter with the Delaware Secretary of State.

6.3. Board Observer Rights.

(a) So long as the Subscriber continues to hold at least 51% of the shares of Class A Common Stock and at least 51% of the shares of Convertible Preferred Stock, in each case, issued pursuant to this Agreement (as appropriately adjusted for stock splits, stock dividends, stock combinations, and similar events occurring after the date hereof), from the date hereof until the earlier to occur of (i) the Conversion Date (as defined in the Restated Charter) or (ii) the date that an individual designated by Subscriber is appointed to the Board, the Subscriber shall have the right to designate one (1) observer (the “Observer”) to the Board who is reasonably acceptable to the Company. The initial Observer shall be Michael Barr. The Observer shall be entitled to attend all meetings of the Board (and all committees thereof) and receive copies of all materials provided to the Board, including, without limitation, notices, minutes, consents and any and all other materials provided to members of the Board, provided that the Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board. The Observer may participate in discussions of matters brought to the Board and may address the Board with respect to the Company’s concerns regarding business issues facing the Company and/or any of its Subsidiaries.

(b) Notwithstanding the foregoing, a majority of the members of the Board shall be entitled to recuse the Observer from portions of any Board meeting and to redact portions of any Board or Board committee materials delivered to the Observer where and to the extent such majority determines in good faith that (i) such recusal is reasonably necessary, in the advice of counsel to the Company, to preserve the attorney-client privilege of the Company with respect to a material matter or (ii) there exists, with respect to any deliberation or Board materials, an actual or potential conflict of interest between the Subscriber and the Company.

(c) Each of the Subscriber and the Observer agrees to hold in confidence and trust and not to use or disclose to any third party any information provided to or learned by it or the Observer in connection with the Board observer rights of the Subscriber or the Observer under this Agreement or in connection with the Observer’s attendance at any meetings of the Board or any of its committees (collectively, “Confidential Information”). The foregoing shall not apply to any information that (i) the Subscriber or the Observer possesses without obligation of confidentiality prior to the date hereof, (ii) the Subscriber develops independently without reference to or reliance on any Confidential Information, (iii) the Subscriber or the Observer rightfully receives from a third party without any obligation of confidentiality to the Company, (iv) is or becomes publicly available without breach of this Agreement, or (v) to the extent the Subscriber or the Observer, in the opinion of the Subscriber’s counsel, becomes legally compelled to disclose pursuant to the order of a court of competent jurisdiction or pursuant to applicable law, provided that the Subscriber and the Observer shall use all commercially reasonable efforts to give the Company prior written notice of such disclosure in order that the Company may seek (with the reasonable cooperation of the Subscriber and the Observer) a protective order, confidential treatment, or other appropriate remedy. Nothing herein shall prohibit any disclosure of information to advisors, employees, or agents of the Subscriber who need to know such Confidential Information (collectively, “Representatives”) that have been advised of, and have agreed to abide by, the confidentiality obligations set forth herein. The Subscriber hereby agrees that it shall be responsible for any breach of this Section 6.3 by any of its Representatives who have received Confidential Information. The provisions of this Section 6.3(c) shall be in addition to, and not in substitution of, any other separate non-disclosure or confidentiality agreements or obligations of the parties.

(d) It shall be a condition to the appointment of the Observer by the Subscriber that the Observer, upon the request of the Company, shall have agreed in writing to the confidentiality provisions in this Agreement.

7. MISCELLANEOUS.

7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

7.2. Successors and Assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party.

7.3. Entire Agreement. This Agreement, the exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements, except as specifically set forth herein and therein.

7.4. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5. Amendment. This Agreement may be amended or modified only upon the written consent of the Company and the Subscriber.

7.6. Delays or Omissions; Remedies. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not exclusive. The parties hereto understand and agree that money damages would not be a sufficient remedy for any violation of this Agreement. Accordingly, each party agrees that in the event of a breach of this Agreement, the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance. Such remedy shall be in addition to all other remedies available at law or in equity.

7.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Subscriber at the address set forth on the signature page hereof, or at such other address as the Company or the Subscriber may designate by ten (10) days advance written notice to the other party hereto.

7.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together, shall constitute one instrument.

7.10. Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf, or under the authority, of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify the other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.10 being untrue.

7.11. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

7.12. Taxes. For federal and state income tax purposes, the parties hereto agree to report the transactions contemplated hereby consistently with the characterization of such transactions as described in this Agreement.

7.13. No Presumption. Any rule of law and any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by, or at the request of, any party or its counsel.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has executed this Class A Common Stock and Convertible Preferred Stock Subscription Agreement as of the date and year set forth in the first paragraph hereof.

COMPANY:

WILLIAM LYON HOMES

Signature: /s/ Matthew R. Zaist

Name: Matthew R. Zaist

Title: Executive Vice President

Address: 4490 Von Karman Ave.

Newport Beach, CA 92660

[Signature Page to Paulson Subscription Agreement]

IN WITNESS WHEREOF, the Subscriber has executed this Class A Common Stock and Convertible Preferred Stock Subscription Agreement as of the date and year set forth in the first paragraph hereof.

SUBSCRIBER:

WLH RECOVERY ACQUISITION LLC

Signature: /s/ Jonathan Shumaker

Name: Jonathan Shumaker

Title: Authorized Signatory

Address: 1257 Avenue of the Americas

New York, NY 10020

State/Country of Domicile or Formation: Delaware

EXHIBIT A

William Lyon Homes

Stock table

Share Class			% of Class	Pre-Paulson Share Count	Post-Paulson Share Count	% of Total Pre-Warrant	% of Total	Dilutive% of Total	Shares Reserved for Conversion/ Exercise	Shares Authorized	Authorized Shares Remaining
Class C - Preferred				64,831,831	77,005,744	39.6%	37.0%	34.4%	—	80,000,000	2,994,256
Class A	[1	]	100.00%	54,793,255	70,031,350	36.0%	33.6%	31.3%	154,017,517.04	340,000,000	115,951,132.72
Class B	[2	]	100.00%	31,464,548	31,464,548	16.2%	15.1%	14.0%	—	50,000,000	2,798,158
Class C - Common	[3	]		16,110,366	16,110,366	8.3%	7.7%	7.2%	77,005,744.04	120,000,000	26,883,889.96

Total Shares Pre-Class D				167,200,000	194,612,008	100.0%

Class D - Common	[4	]	100.00%	13,699,565	13,699,565		6.6%	6.1%		30,000,000	16,300,435

Total Shares Pre-Warrant				180,899,565	208,311,573		100.0%

Class B - Warrants			100.00%	15,737,294	15,737,294			7.0%

Total Shares Warrant exercise				196,636,859	224,048,867			100.00%

[1] - Converted in from Unsecured Sr. Notes, working with DTC/AST on listing.

[2] - Lyon shares

[3] - Same distribution of ownership as Class C - Preferred (5 to 1 ratio)

[4] - 2012 Equity Incentive Plan, number of shares reserved only. Plan has not yet been adopted

[5] - Equals the Sum of the Class B, C, and D Common Stock, Warrants and Convertible Preferred Stock

EXHIBIT B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WILLIAM LYON HOMES

William Lyon Homes, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is William Lyon Homes. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was July 15, 1999. The name under which the Corporation filed its original certificate of incorporation was Presley Merger Sub, Inc.

2. This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore in effect.

3. This Certificate of Incorporation has been duly approved and adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of stockholders of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE I

The name of this corporation (hereinafter called the “Corporation”) is “William Lyon Homes.”

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at said address is CorpAmerica, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A. Classes of Stock. The total number of shares of capital stock that the Corporation is authorized to issue is Six Hundred and Twenty Million (620,000,000) shares, consisting of:

1. Three Hundred and Forty Million (340,000,000) shares of Class A Common Stock (the “Class A Common Stock”);

2. Fifty million (50,000,000) shares of Class B Common Stock (the “Class B Common Stock”);

3. One Hundred and Twenty Million (120,000,000) shares of Class C Common Stock (the “Class C Common Stock”);

4. Thirty Million (30,000,000) shares of Class D Common Stock (the “Class D Common Stock”, and together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”); and

5. Eighty Million (80,000,000) shares of Preferred Stock (the “Preferred Stock”), all of which shall be designated as Convertible Preferred Stock (“Convertible Preferred Stock”).

The Preferred Stock and the Common Stock shall collectively be referred to as the “Stock”.

B. The Preferred Stock shall have a par value of one cent ($0.01) per share and the Common Stock shall have a par value of one cent ($0.01) per share. The holders of the Class A Common Stock are sometimes hereinafter referred to as the “Class A Common Stockholders”; the holders of the Class B Common Stock are sometimes hereinafter referred to as the “Class B Common Stockholders”; the holders of the Class C Common Stock are sometimes hereinafter referred to as the “Class C Common Stockholders”; the holders of the Class D Common Stock are sometimes hereinafter referred to as the “Class D Common Stockholders”; the Class A Common Stockholders, the Class B Common Stockholders, the Class C Common Stockholders and the Class D Common Stockholders are sometimes collectively hereinafter referred to as the “Common Stockholders”; the holders of the Convertible Preferred Stock are sometimes hereinafter referred to as the “Convertible Preferred Stockholders”; and the Common Stockholders and Convertible Preferred Stockholders are sometimes hereinafter collectively referred to as the “Stockholders.”

The following is a statement of the designations and the preferences, powers, privileges and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof in respect of each class of Stock of the Corporation:

C. Common Stock. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article IV refer to sections and subsections of Part C of this Article IV.

1. General. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation, each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall have identical powers, preferences, qualifications, limitations and other rights. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock.

2. Dividends.

(a) Subject to applicable law, the other provisions of this Certificate of Incorporation and the rights, if any, of the holders of any outstanding series of Preferred Stock including the holders of the Convertible Preferred Stock, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to such dividends, if any, as may be declared thereon by the Board of Directors from time to time in its sole discretion out of assets or funds of the Corporation legally available therefor.

(b) Except as set forth herein, any dividends declared by the Board of Directors on a share of Common Stock shall be declared in equal amounts with respect to each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, provided that in the case of dividends payable in shares of Common Stock of the Corporation, or securities convertible into, or exercisable or exchangeable for, Common Stock of the Corporation, such dividends shall be paid as provided for in Section 2(c) below, and further provided that any dividends payable in respect of each share of Class A Common Stock shall be proportionately increased if a Class A Reverse Stock Split (as defined below) has occurred.

(c) If dividends are declared on the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock that are payable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock), the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), the dividends payable to the holders of Class C Common Stock shall be paid only in shares of Class C Common Stock (or securities convertible into, or exercisable or exchangeable for Class C Common Stock) and the dividends payable to the holders of Class D Common Stock shall be paid only in shares of Class D Common Stock (or securities convertible into, or exercisable or exchangeable for Class D Common Stock) and such dividends shall be paid in the same number of shares (or fraction thereof) of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, respectively). Except for a Class A Reverse Stock Split (as defined below), in no event shall the shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock be split, divided, or combined unless the outstanding shares of all the other classes of Common Stock shall be proportionately split, divided or combined.

3. Merger or Consolidation. In the event of any merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the Common Stockholders shall be entitled to receive consideration proportionate to the number of shares of Class A Common Stock that such holders would hold if all shares of Class B Common Stock, Class C Common Stock and Class D Common Stock were converted into Class A Common Stock in accordance with the terms of this Certificate of Incorporation immediately prior to any such merger or consolidation; provided that, if such consideration shall consist in any part of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exercisable or exchangeable for, voting securities), and the beneficial owners of the Stock immediately prior to such transaction own more than 50% by value of the Stock of the Corporation or other surviving entity following such transaction, then the holders of each class of Common Stock shall receive, on a per share basis, securities with a vote comparable to the voting rights associated with such class of Common Stock hereunder (or options, rights or warrants to purchase, or securities convertible into or exercisable or exchangeable for, non-voting securities or securities with a vote comparable to the voting rights associated with such class of Common Stock).

4. Rights Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, including the Convertible Preferred Stock, and subject to the rights of any outstanding series of Preferred Stock, including the Convertible Preferred Stock, the Common Stockholders shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock that such holders would hold if all shares of Class B Common Stock, Class C Common Stock and Class D Common Stock were converted into Class A Common Stock in accordance with the terms of this Certificate of Incorporation immediately prior to any such liquidation, dissolution or winding up of the Corporation.

5. Conversion of Common Stock.

(a) Mandatory Conversion of Class C Common Stock and Class D Common Stock. Upon the occurrence of the Conversion Date (as defined below), (i) each share of Class C Common Stock shall be automatically converted into one share of Class A Common Stock; and (ii) each share of Class D Common Stock shall be automatically converted into one share of Class A Common Stock (in each case, without any further action by such Stockholders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent). The “Conversion Date” shall occur upon the earlier of (i) the date on which (A) holders of a majority of the shares of Class A Common Stock then outstanding, voting separately as a class and (B) holders of a majority of the shares of Class C Common Stock and Convertible Preferred Stock then outstanding, voting together as a class (in each case, whether by vote or written consent or agreement of holders) vote in favor of such conversion, and (ii) upon the occurrence of a Public Equity Conversion Event. For purposes of this Certificate of Incorporation, a “Public Equity Conversion Event” shall be deemed to have occurred if (i) the Corporation closes a sale of its Class A Common Stock in a firmly underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), other than a registration statement on Form S-8 or a Rule 145 transaction promulgated under the Securities Act, where the gross proceeds (prior to underwriter commissions and offering expenses) to the Corporation are not less than Twenty Five Million Dollars ($25,000,000) and the offering price per share to the public of Class A Common Stock in such offering (without deducting underwriter commissions and offering expenses) equals or exceeds 130% of the then-prevailing Base Price (as defined below) (a “Qualified IPO”) or (ii) if the Class A Common Stock is listed on a National Securities Exchange (as defined below), then the date on which (A) the Thirty Day VWAP (as defined below) of the Class A Common Stock equals or exceeds 130% of the then-prevailing Base Price and (B) the ADTV (as defined below) equals or exceeds Four Million Dollars ($4,000,000). For purposes of this Certificate of Incorporation, “Thirty Day VWAP” means, with respect to the Class A Common Stock, the average of the Daily VWAP of the Class A Common Stock for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination; “Daily VWAP” means the volume-weighted average price per share of Class A Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of such Class A Common Stock on such Trading Day), which “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours; “National Securities Exchange” shall mean the NASDAQ Global Market, the NASDAQ Global Select Market, The New York Stock Exchange or any of their respective successors; “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Class A Common Stock is not listed on The New York Stock Exchange, the principal National Securities Exchange on which the Class A Common Stock is listed and is open for trading or, if the Class A Common Stock is not so listed, admitted for trading or quoted, any Business Day, which Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system; “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable National Securities Exchange or otherwise) in the Class A Common Stock or in any options, contracts or future contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 4:00 p.m. (New York City time) on such day; “Base Price” shall mean, at any time, the Convertible Preferred Conversion Price for the initial shares of Convertible Preferred Stock issued by the Company (which shall be equal to $0.771226 per share, as such amount may be adjusted pursuant to Section D.5.(c)); and “ADTV” shall mean, on any date, the product of (x) the average daily share trading volume of the Class A Common Stock on the National Securities Exchange on which it is listed for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination, multiplied by (y) the Thirty Day VWAP.

(b) Optional Conversion of Class C Common Stock. A holder of Class C Common Stock may at any time, at his option, convert any or all of his shares into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class C Common Stock so converted.

(c) Optional Conversion of Class B Common Stock. A holder of Class B Common Stock may at any time, at his option, convert any or all of his shares into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock so converted.

(d) Mandatory Conversion of Class B Common Stock.

(i) On or after the Conversion Date, each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock if a majority of the shares of Class B Common Stock then outstanding (voting together as a single class) (in each case, whether by vote or written consent or agreement of holders) vote in favor of such conversion. For the avoidance of doubt, this Section 5(d)(i) shall not apply prior to the Conversion Date.

(ii) If, at any time (whether before, on or after the Conversion Date), any share of Class B Common Stock shall not be owned, beneficially or of record, by an Eligible Class B Common Stockholder (as defined below), such share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock. The term “Eligible Class B Common Stockholder” shall mean: (i) William Lyon and William H. Lyon; (ii) their siblings, spouses and lineal descendants (including by step-, adoptive and similar relationships); (iii) any entities wholly owned by one or more of the foregoing persons; and (iv) any trusts or other estate planning vehicles for the benefit of any of the foregoing.

(e) Mechanics of Conversion.

(i) Upon the occurrence of the Conversion Date, the certificates of Class C Common Stock and Class D Common Stock shall represent the right to receive the shares of Class A Common Stock issuable upon the conversion of such Stock. Class C Common Stockholders and Class D Common Stockholders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for such Stock. Thereupon, there shall be issued and delivered to such Stockholders promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class C Common Stock or Class D Common Stock surrendered were convertible on the Conversion Date. The Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class C Common Stock or Class D Common Stock are either delivered to the Corporation or its transfer agent, or the Stockholder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(ii) Before any Class B Common Stockholder or Class C Common Stockholder shall be entitled to convert any shares of Class B Common Stock or Class C Common Stock, respectively, held by such Stockholder into shares of Class A Common Stock pursuant to Section 5(c) or Section 5(b), such Stockholder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Stockholder, or to the nominee or nominees of such Stockholder, a certificate or certificates for the number of shares of Class A Common Stock to which such Stockholder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock or Class C Common Stock to be converted, respectively, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

(f) Status of Converted Stock. In the event any shares of Class B Common Stock, Class C Common Stock or Class D Common Stock shall be converted into shares of Class A Common Stock pursuant to this Section 5, the shares of Class B Common Stock, Class C Common Stock or Class D Common Stock so converted shall be cancelled and shall not be re-issuable by the Corporation. In addition, following the conversion of all of the outstanding shares of the Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, into shares of Class A Common Stock pursuant to this Section 5, the Corporation shall no longer issue any further shares of Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, and shall no longer have any authorized Class B Common Stock, Class C Common Stock or Class D Common Stock, as applicable. Upon any such occurrence, the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(g) Conversion Ratio Adjustments of Common Stock for a Class A Reverse Stock Split. Notwithstanding the preceding provisions of this Section 5, in the event the Corporation shall effect a Class A Reverse Stock Split (as defined below) pursuant to Section 9 hereof, the number of shares of Class A Common Stock issuable upon conversion of one share of Class B Common Stock, Class C Common Stock or Class D Common Stock shall be proportionately decreased to reflect the resulting decrease in the number of outstanding shares of Class A Common Stock, effective upon such Class A Reverse Stock Split.

6. Voting Rights of Stock – General.

(a) Except as otherwise provided below or as required by law, in connection with any meeting of stockholders (or written actions in lieu of meetings), prior to the occurrence of both the Conversion Date and the conversion of all Class B Common Stock: (i) each share of Class A Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to one (1) vote per share, except in case of a Class A Reverse Stock Split, in which case the number of votes as to which each share of Class A Common Stock is entitled shall be proportionally increased such that the total number of votes represented by the Class A Common Stock immediately prior to any Class A Reverse Stock Split shall remain unchanged; (ii) each share of Class B Common Stock shall be entitled to two (2) votes per share; and (iii) each share of Convertible Preferred Stock shall have the right to one (1) vote for each share of Class C Common Stock into which such share of Convertible Preferred Stock could be converted on the record date fixed for a vote at a stockholders’ meeting or the effective date of a written consent. Except as otherwise provided below or as required by law, in connection with any meeting of stockholders (or written actions in lieu of meetings), following both the Conversion Date and the conversion of all Class B Common Stock, each share of Class A Common Stock shall be entitled to one (1) vote per share, whether or not a Class A Reverse Stock Split has occurred.

(b) Any amendment to this Certificate of Incorporation (whether by merger, consolidation or otherwise) shall require the vote or consent of (i) 66 2/3% of the Class A Common Stock, voting separately as a class, (ii) the majority of voting power of the Class B Common Stock and Class D Common Stock, voting together as a separate class, except that if all authorized and issued shares of Class B Common Stock are converted pursuant to Section 5 or if no shares of Class B Common Stock are authorized or outstanding, in which case an amendment to this Certificate of Incorporation shall require the vote or consent of 66 2/3% of the voting power of the Class A Common Stock and the Class D Common Stock, voting together as a separate class, and, in either case, (iii) the majority of the Class C Common Stock and Convertible Preferred Stock, voting together as a separate class; provided that an amendment to this Certificate of Incorporation solely for the purpose of implementing a Class A Reverse Stock Split and reducing the number of authorized shares of Class A Common Stock in order to effect a Class A Reverse Stock Split pursuant to Section 9 hereof shall require the vote or consent of a majority of voting power of the Class A Common Stock, voting separately as a class, and no other series or class of Stock shall be entitled to vote or consent in connection with such amendment.

(c) The vote or consent of (i) 66 2/3% of the Class A Common Stock, voting separately as a class, (ii) the majority of the voting power of the Class B Common Stock and Class D Common Stock, voting together as a separate class, except if all authorized and issued shares of Class B Common Stock are converted pursuant to Section 5 or if no shares of Class B Common Stock are authorized or outstanding, in which case the vote or consent of 66 2/3% of the voting power of the Class A Common Stock and the Class D Common Stock, voting together as a separate class, and, in either case, (iii) the majority of the Class C Common Stock and Convertible Preferred Stock, voting together as a separate class, shall be required for any share exchange of all of the outstanding Stock of the Corporation for securities of another entity, or consolidation or merger involving the Corporation, or to which the Corporation is otherwise a party, with or into any other corporation or other entity or person, the sale or disposition of substantially all of the assets of the Corporation, the conversion of the Corporation into another form or entity or for any dissolution or liquidation of the Corporation. For purposes of determining whether a sale or disposition of all or substantially all of the assets of the Corporation has occurred as a result of a sale or disposition of assets involving any direct or indirect subsidiary or subsidiaries, the Corporation shall be treated as if it owned all of the assets of its direct and indirect subsidiaries and as if it had directly disposed of the assets in question.

7. Voting Rights of Stock in Connection with Election of Directors Prior to Conversion Date and Conversion of Class B Common Stock. The provisions of this Section 7 shall apply to any vote, consent or election related to the election, appointment or removal of directors of the Corporation taking place prior to the earlier to occur of (i) the Conversion Date and (ii) the conversion in full of all shares of Class B Common Stock into Class A Common Stock.

(a) The Board of Directors of the Corporation shall consist of the following eight (8) members: (i) Two (2) Class A Directors; (ii) Two (2) Class B/D Directors; (iii) Two (2) Class C Directors; (iv) One (1) Class C Independent Director; and (v) One Class A/B/C Independent Director. Such directors shall be elected, appointed and removed as set forth below.

(b) Two (2) of the directors of the Corporation (the “Class A Directors”) shall be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock, voting together as a class.

(c) Two (2) of the directors of the Corporation (the “Class B/D Directors”) shall be elected (and may be removed with or without cause, at any time) by the holders of the Class B Common Stock and Class D Common Stock, voting together as a class.

(d) Two (2) of the directors of the Corporation (the “Class C Directors”) shall be elected (and may be removed with or without cause, at any time) by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class.

(e) One (1) director of the Corporation shall be designated as the “Class C Independent Director”, and must be Independent (as defined below) in order to serve in such capacity. The initial Class C Independent Director shall serve in such capacity until the election of directors at the first annual meeting of Stockholders after the effective date of this Certificate of Incorporation (the “Effective Date”, and such meeting, the “First Annual Meeting”) (or if earlier, the date of such individual’s resignation or removal for cause). From and after the election of directors at the First Annual Meeting (or if earlier, the date of such individual’s resignation or removal for cause), the Class C Independent Director shall be elected (and may be removed with or without cause, at any time) by the holders of a majority of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class. From and after the date of the First Annual Meeting, no individual may be nominated or appointed as Class C Independent Director, nor may any individual serve as Class C Independent Director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service. For these purposes, “Independent” shall have the meaning set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (“Exchange Act”).

(f) One (1) director of the Corporation shall be designated as the “Class A/B/C Independent Director”, and must be Independent (as defined below) in order to serve in such capacity. The initial Class A/B/C Independent Director shall serve in such capacity until the election of directors at the First Annual Meeting (or if earlier, the date of such individual’s resignation or removal for cause). From and after the election of directors at the First Annual Meeting (or if earlier, the date of such individual’s resignation or removal for cause), the Class A/B/C Independent Director shall be elected (and may be removed with or without cause, at any time) by the holders of (i) 66 2/3% of the Class A Common Stock, voting separately as a class, (ii) the majority of the Class B Common Stock, voting separately as a class, and (iii) the majority of the Class C Common Stock and Convertible Preferred Stock, voting together as a separate class. From and after the date of the First Annual Meeting, no individual may be nominated or appointed as Class A/B/C Independent Director, nor may any individual serve as Class A/B/C Independent Director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service.

8. Voting Rights of Common Stock in Connection with Election of Directors Following the Conversion Date or Conversion of all Class B Common Stock.

(a) The provisions of this Section 8(a) shall apply to any vote, consent or election related to the election, appointment or removal of directors taking place on or following the Conversion Date while any shares of Class B Common Stock remain outstanding:

(i) The Board of Directors shall consist of seven (7) members, and such directors shall be elected, appointed and removed as set forth below in this Section 8(a);

(ii) three (3) of the directors shall be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock, voting together as a class;

(iii) two (2) of the directors shall be elected (and may be removed with or without cause, at any time) by the holders of the Class B Common Stock, voting together as a class;

(iv) one (1) of the directors shall be elected (and may be removed with or without cause, at any time), by the holders of the Class A Common Stock, voting together as a class; provided, however, that no individual may be nominated or appointed as such director pursuant to this Section 8(a)(iv), nor may any individual serve as such director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service; and

(v) one (1) of the directors shall be elected (and may be removed with or without cause, at any time), by the holders of (i) the majority of the Class A Common Stock, voting separately as a class, and (ii) the majority of the Class B Common Stock, voting separately as a class; provided, however, that no individual may be nominated or appointed as such director pursuant to this Section 8(a)(v), nor may any individual serve as such director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service.

(b) The provisions of this Section 8(b) shall apply to any vote, consent or election related to the election, appointment or removal of directors taking place on or following the conversion in full of all shares of Class B Common Stock and prior to the Conversion Date:

(i) the number of members of the Board of Directors of the Corporation shall be fixed at eight (8), and such directors shall be elected, appointed and removed as set forth below in this Section 8(b);

(ii) four (4) of the directors shall be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock and the Class D Common Stock, voting together as a separate class;

(iii) two (2) of the directors shall be elected (and may be removed with or without cause, at any time) by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class;

(iv) one (1) of the directors shall be elected (and may be removed with or without cause, at any time), by the holders of the Class C Common Stock and the Convertible Preferred Stock, voting together as a class; provided, however, that no individual may be nominated or appointed as such director pursuant to this Section 8(b)(iv), nor may any individual serve as such director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service; and

(v) one (1) of the directors shall be elected (and may be removed with or without cause, at any time), by the holders of (i) the majority of the Class A Common Stock, voting together as a separate class, and (ii) the majority of the Class C Common Stock and the Convertible Preferred Stock, voting together separately as a class; provided, however, that no individual may be nominated or appointed as such director pursuant to this Section 8(b)(v), nor may any individual serve as such director, unless such individual is Independent at the time of nomination and appointment and continues to be Independent throughout such individual’s period of service.

(c) The provisions of this Section 8(c) shall apply to any vote, consent or election related to the election, appointment or removal of directors taking place on or following both the Conversion Date and the conversion in full of all shares of Class B Common Stock:

(i) the number of members of the Board of Directors of the Corporation shall not be fixed but may be set and adjusted as permitted by the Bylaws of this Corporation and the DGCL; and

(ii) all of the directors shall be elected (and may be removed with or without cause, at any time) by the holders of the Class A Common Stock.

9. Corporation Required to List Class A Common Stock on National Securities Exchange or Complete IPO. On or prior to the Public Equity Deadline (as defined below), the Corporation shall use best efforts to cause the Class A Common Stock to become listed on a National Securities Exchange (if it is not already so listed) (a “Listing Event”). On or prior to the Public Equity Deadline, the Corporation shall use best efforts to complete a Qualified IPO; provided, however, the Corporation shall have no such obligation if the conditions set forth in clause (ii) of the definition of Public Equity Conversion Event have been satisfied prior to such Public Equity Deadline. In addition, whether or not required by the Securities Exchange Commission (the “SEC”), the Corporation shall file with the SEC, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC): (i) commencing with the quarter ending June 30, 2012, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Corporation were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Corporation’s certified independent accountants; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Corporation were required to file these reports. “Public Equity Deadline” shall mean, with respect to a Listing Event or Qualified IPO, the third anniversary of the date of first issuance of the Class A Common Stock, provided that any such date may be extended with respect to a Listing Event or Qualified IPO for up to two additional 12-month periods with the consent or approval of the holders of a majority of the then outstanding Class A Common Stock, and no other series or class of Stock shall be entitled to vote or consent to effect such extension. The Corporation’s obligations pursuant to this Section 9 shall be contingent upon the holders of a majority of voting power of the Class A Common Stock then outstanding approving any reverse stock split that may be necessary to effect such Listing Event (a “Class A Reverse Stock Split”), which approval shall include an amendment to this Certificate of Incorporation entered into in accordance with the terms hereof to decrease the authorized number of shares of Class A Common Stock in proportion to the reduction of the number of outstanding shares of Class A Common Stock resulting from a Class A Reverse Stock Split. For the avoidance of doubt, (i) a “Class A Reverse Stock Split” shall not involve the reverse split or combination of any other class of Stock of the Corporation, and (ii) if the Corporation conducts a reverse split or combination of all of its classes of Common Stock, such event shall not constitute a Class A Reverse Stock Split.

D. Convertible Preferred Stock. The Convertible Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part D of this Article IV refer to sections and subsections of Part D of this Article IV.

1. Rank. The Convertible Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, rank (i) senior and prior to the Common Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Convertible Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Convertible Preferred Stock Junior Securities”), (ii) on a parity basis with any class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Convertible Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Convertible Preferred Stock Parity Securities”), provided that any such Convertible Preferred Stock Parity Securities that were not approved by the Convertible Preferred Stockholders in accordance with Section 4(b) hereof shall be deemed to be Convertible Preferred Stock Junior Securities and not Convertible Preferred Stock Parity Securities, and (iii) junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Convertible Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Convertible Preferred Stock Senior Securities”), provided that any such Convertible Preferred Stock Senior Securities that were not approved by the Convertible Preferred Stockholders in accordance with Section 4(b) hereof shall be deemed to be Convertible Preferred Stock Junior Securities and not Convertible Preferred Stock Senior Securities. At the date of the initial issuance of the Convertible Preferred Stock (i) no shares of Convertible Preferred Stock Senior Securities are authorized, issued or outstanding, (ii) shares of Convertible Preferred Stock shall be the only Convertible Preferred Stock Parity Securities authorized, issued or outstanding, and (iii) shares of Common Stock shall be the only Convertible Preferred Stock Junior Securities authorized, issued or outstanding.

2. Dividend Rights.

(a) Preferential Dividends. The holders of the Convertible Preferred Stock (the “Convertible Preferred Stockholders”), in preference to the holders of the Common Stock, shall be entitled to receive cumulative dividends at a rate of six percent (6%) per annum consisting of (i) cash dividends at the rate of four percent (4%) of the Base Amount (as defined below) per annum with respect to each share of Convertible Preferred Stock (“Convertible Preferred Cash Dividends”), and (ii) accreting dividends accruing at the rate of two percent (2%) of the Base Amount per annum with respect to each share of Convertible Preferred Stock (“Convertible Preferred Accreting Dividends”, and together with the Convertible Preferred Cash Dividends, the “Convertible Preferred Dividends”). The term “Base Amount,” with respect to a share of

Convertible Preferred Stock, shall mean the sum of the Convertible Preferred Original Issue Price and the amount of any and all accrued but unpaid Convertible Preferred Dividends on such share. For purposes hereof, the “Convertible Preferred Original Issue Price” for any share of Convertible Preferred Stock shall equal the price per share at which such share of Convertible Preferred Common Stock was originally issued by the Corporation. Convertible Preferred Cash Dividends shall be paid quarterly in arrears on each of March 15, June 15, September 15 and December 15 of each year (each, a “Dividend Payment Date”, and each period from and excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated, a “Dividend Period”), starting on June 15, 2012; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date. Convertible Preferred Dividends shall be payable in cash (i) only to the extent the Corporation has funds legally available therefor (ii) only to the extent that such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Corporation and its subsidiaries, and (iii) only when, as and if declared by the Corporation’s Board of Directors. Convertible Preferred Dividends on each share of the Convertible Preferred Stock shall be deemed to accrue from the date that each such share was issued. Notwithstanding anything contained herein to the contrary, Convertible Preferred Dividends shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared. The amount of any dividend payable on the Convertible Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Convertible Preferred Dividends actually paid on any Dividend Payment Date will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the date that is fifteen (15) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). For the purposes of the terms of Convertible Preferred Stock, the term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Limitations on Dividends. So long as any shares of Convertible Preferred Stock shall be outstanding, no dividend or any other distribution, whether in cash or property, or shares of Common Stock or Convertible Preferred Stock Junior Securities (each, “Junior Dividend Securities”), shall be declared, set aside or paid, nor shall any other distribution be made, directly or indirectly, on or with respect to any Junior Dividend Securities, nor shall any shares of Junior Dividend Securities be purchased, redeemed, or otherwise acquired for value by the Corporation, or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Dividend Securities (except for acquisitions of Junior Dividend Securities by the Corporation pursuant to agreements entered into in the ordinary course with employees, officers or directors (in their capacities as such) which permit the Corporation to repurchase such shares upon termination of services to the Corporation) for any period until all accrued and unpaid dividends (as set forth in Section 2(a) above) on the Convertible Preferred Stock shall have been declared, set apart and paid to the Convertible Preferred Stockholders and all other series of Convertible Preferred Stock Parity Securities then outstanding, if any, for all past dividend periods and the then current dividend period in accordance with the terms hereof. When such dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Convertible Preferred Stock and any Convertible Preferred Stock Parity Securities, all dividends declared upon shares of Convertible Preferred Stock and any Convertible Preferred Stock Parity Securities shall be declared pro rata so that the amount of dividends declared per share of Convertible Preferred Stock and such other series of Convertible Preferred Stock Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on Convertible Preferred Stock and such other series of Convertible Preferred Stock Parity Securities (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Convertible Preferred Stock Parity Securities do not have a cumulative dividend) bear to each other.

(c) Additional Dividends in respect of Dividends on Common Stock. In the event that the Corporation declares or pays any dividends upon any Common Stock (whether payable in cash, securities, other property or otherwise), the Corporation shall also declare and pay to the holders of the Convertible Preferred Stock at the same time that it declares and pays such dividends to the holders of such Common Stock the dividends declared and paid with respect to such Common Stock as if all of the outstanding Convertible Preferred Stock had been converted into such Common Stock immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of such Common Stock entitled to such dividends are to be determined. For the avoidance of doubt, such dividends (if any) shall be in addition to the Convertible Preferred Dividends.

3. Liquidation Preference.

(a) Liquidation Payment. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), and prior and in preference to any distribution or payment of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other Convertible Preferred Stock Junior Securities by reason of their ownership thereof, the Convertible Preferred Stockholders shall be entitled to be paid out of the assets of the Corporation an amount per share of Convertible Preferred Stock (such amount, the “Liquidation Payment”) equal to the greater of (i) all accrued but unpaid Convertible Preferred Dividends in respect of such share of Convertible Preferred Stock, plus an amount equal to the Convertible Preferred Original Issue Price in respect of such share and (ii) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive in respect of its shares of Convertible Preferred Stock had it converted such shares of Convertible Preferred Stock immediately prior to the date fixed for such Liquidation Event. If, upon the occurrence of a Liquidation Event, the assets and surplus funds of the Corporation shall be insufficient to make payment in full to all Convertible Preferred Stockholders and holders of Convertible Preferred Stock Parity Securities, if any, of all Liquidation Payments, then such assets and surplus funds shall be distributed among the Convertible Preferred Stockholders ratably in proportion to the full accrued but unpaid Liquidation Payments to which they would otherwise be respectively entitled to receive pursuant to this Section 3(a). Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Convertible Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 3(a). The transaction or event shall not occur sooner than 15 days after the Corporation has given the first notice provided for herein.

(b) Remaining Distribution. After the payment of the full distributions required by Section 3(a) above and any other distribution that may be required with respect to a series of Convertible Preferred Stock Parity Securities that may from time to time come into existence, the entire remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and other Convertible Preferred Stock Junior Securities, if any, in accordance with the respective preferences, powers, privileges and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

4. Voting Rights.

(a) General. Except as set forth below, the Convertible Preferred Stockholders shall have the voting rights and rights to participate in the election and removal of directors as set forth in Sections 6, 7 and 8 of Part C of Article IV.

(b) Voting Rights as to Particular Matters. While any shares of the Convertible Preferred Stock are outstanding, in addition to any rights that the holders of Convertible Preferred Stock may have pursuant to the DGCL, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock (voting separately as a class), take any action with respect to any of the following matters: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of Convertible Preferred Stock Senior Securities or Convertible Preferred Stock Parity Securities, or reclassify any authorized shares of stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase or otherwise acquire any such shares; (ii) amend, waive, alter or repeal any provisions of the Certificate of Incorporation or Bylaws, whether by amendment, merger, consolidation or otherwise, so as to adversely affect in any respect the rights, preferences, powers, privileges and restrictions, qualifications and limitations of any outstanding shares of the Convertible Preferred Stock or the Convertible Preferred Stockholders; (iii) authorize or agree to authorize any increase in the number of shares of Convertible Preferred Stock or issue any additional shares of Convertible Preferred Stock, except in order to effectuate the provisions in respect of Sections 5(c) and (d) hereof; or (iv) agree to take any of the foregoing actions.

5. Conversion Rights. The Convertible Preferred Stockholders shall have the following rights with respect to the conversion of the Convertible Preferred Stock into shares of Common Stock (the “Conversion Rights”):

(a) Right to Convert. Subject to and in compliance with the provisions of this Section 5, each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class C Common Stock as is determined by dividing the Convertible

Preferred Original Issue Price in respect of such share by the Convertible Preferred Conversion Price (as defined below) in respect of such share applicable to Class C Common Stock, each determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. Before any Convertible Preferred Stockholder shall be entitled to convert any shares of Convertible Preferred Stock held by such Convertible Preferred Stockholder into shares of Class C Common Stock pursuant to this Section 5(a), such Convertible Preferred Stockholder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class C Common Stock are to be issued and the number of shares of Convertible Preferred Stock being converted. The Corporation shall, as soon as practicable thereafter (and in any event within five (5) Business Days), (i) issue and deliver at such office to such Convertible Preferred Stockholder, or to the nominee or nominees of such Convertible Preferred Stockholder, a certificate or certificates for the number of shares of Class C Common Stock to which such Convertible Preferred Stockholder shall be entitled as aforesaid and (ii) promptly pay to such Convertible Preferred Stockholder (or nominee or nominees ) (A) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, all Convertible Preferred Accreting Dividends not previously paid), which amounts shall be paid in cash out of funds legally available therefor if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Corporation and its subsidiaries, or, to the extent not so permitted or not available, in shares of Class C Common Stock, based on the fair market value of such Common Stock at such time as reasonably determined in good faith by the Board of Directors as of the date of conversion, and (B) in cash, the value of any fractional share of Class C Common Stock otherwise issuable to such Convertible Preferred Stockholder (based on the fair market value of such shares reasonably determined in good faith by the Board of Directors as of the date of conversion). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class C Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class C Common Stock as of such date.

(b) Automatic Conversion. Upon the occurrence of the Conversion Date, each share of Convertible Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Convertible Preferred Original Issue Price in respect of such share by the applicable Convertible Preferred Conversion Price in respect of such share in effect on the Conversion Date (without any further action by such Stockholders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent). In connection with any such conversion, the Corporation shall also pay (A) any accrued but unpaid Convertible Preferred Dividends on any shares of Convertible Preferred Stock being converted (including, without limitation, any Convertible Preferred Accreting Dividends not previously paid), which amounts shall be paid in cash out of funds legally available therefor if such payment would not violate any covenants imposed by agreements entered into in good faith governing the indebtedness of the Corporation and its subsidiaries, or, to the extent not so permitted or so available, in shares of Class A Common Stock, based on the fair market value of such Common Stock at such time as reasonably determined in good faith by the Board of Directors as of the date of conversion, and (B) in cash, the value of any fractional share of Class A Common Stock otherwise issuable to any such Convertible Preferred Stockholder (based on the fair market value of such shares reasonably determined in good faith by the Board of Directors as of the date of conversion). Upon any such conversion, the certificates of Convertible Preferred Stock shall represent the right to receive the shares of Class A Common Stock and other consideration issuable upon the conversion of such Stock. Convertible Preferred Stockholders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for such Stock. Thereupon, there shall be issued and delivered to such Stockholders promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, or the Stockholder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(c) Conversion Price Adjustments of Convertible Preferred Stock for Certain Splits and Combinations. The initial “Convertible Preferred Conversion Price” applicable to the conversion of any share of Convertible Preferred Stock into shares of Class A Common Stock or Class C Common Stock shall be equal to the Convertible Preferred Original Issue Price in respect of such share. In the event the Corporation shall at any time or from time to time after the Effective Date subdivide or effect a stock split of its Class A Common Stock or Class C Common Stock or make a distribution of Common Stock on any such shares of Common Stock, the Convertible Preferred Conversion Price with respect to a conversion of any share of Convertible Preferred Stock into shares of Class A Common Stock or Class C Common Stock, respectively, in effect immediately prior to such subdivision, stock split or such distribution shall be proportionately decreased and, in case the Corporation shall at any time combine the outstanding shares of, or effect a reverse stock split on its Class A Common Stock, including a Class A Reverse Stock Split, if any, or Class C Common Stock, the Convertible Preferred Conversion Price with respect to a conversion of any share of Convertible Preferred Stock into Class A Common Stock or Class C Common Stock, respectively, in effect immediately prior to such combination or reverse stock split shall be proportionately increased, effective at the close of business on the date of such subdivision, stock split, dividend, combination or reverse stock split, as the case may be.

(d) Adjustment for Merger or Reorganization, Etc. Subject to the provisions of Section 5(c) above, if at any time or from time to time after the Effective Date there shall occur any capital reorganization, recapitalization, reclassification, share exchange, restructuring, consolidation, combination or merger involving the Corporation in which the Common Stock (but not the Convertible Preferred Stock) is converted into or exchanged for shares of stock or other securities or property (including cash) of the Corporation or otherwise (other than a transaction covered by Section 5(c) above), provision shall be made so that each Convertible Preferred Stockholder shall thereafter be entitled to receive upon conversion of the shares of Convertible Preferred Stock held by such Convertible Preferred Stockholder the kind and number of shares of stock or other securities or property (including cash or any combination thereof) of the Corporation or otherwise, to which a Common Stockholder holding the number of shares of Common Stock into which the shares of Convertible Preferred Stock held by such Convertible Preferred Stockholder are convertible immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled upon such event. In the event that the holders of Common Stock have the opportunity to elect the form of consideration to be received in the business combination, then the Corporation shall make adequate provision whereby the holders of Convertible Preferred Stock shall have the opportunity to determine the form of consideration into which all of the Convertible Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. If such opportunity is granted, such determination shall be based on the weighted average of elections made by the holders of shares of Convertible Preferred Stock who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two business days prior to the anticipated effective date of the business combination. The Corporation shall provide notice of the determination made by the holders of shares of Convertible Preferred Stock (and the weighted average of elections). If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of Convertible Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Further, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. If a conversion of Convertible Preferred Stock is to be made in connection with a transaction contemplated by this Section 5(d) or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Convertible Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of Convertible Preferred Stock shall have the right to tender (or submit for exchange) shares of Convertible Preferred Stock in such a manner so as to preserve the status of such shares as Convertible Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Convertible Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Convertible Preferred Stock not so converted shall be returned to the holder as Convertible Preferred Stock. None of the foregoing provisions shall affect the right of a holder of shares of Convertible Preferred Stock to convert such holder’s shares of Convertible Preferred Stock into shares of Common Stock prior to the effective date of such business combination. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d) with respect to the rights and interests of the Convertible Preferred Stockholders after such events to the end that the provisions of this Section 5(d) (including adjustment of the Convertible Preferred Conversion Price in respect of any shares of Convertible Preferred Stock then in effect and the number of shares issuable upon conversion of all such shares of Convertible Preferred Stock) shall be applicable after that event as nearly reasonably as may be. The Corporation may not become a party to any such transaction unless its terms are consistent with the preceding requirements and such transaction is otherwise effected in accordance with this Certificate.

(e) Certificate of Adjustment. In each case of an adjustment or readjustment of the Convertible Preferred Conversion Price in respect of any share of Convertible Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of Convertible Preferred Stock, including as a result of any Class A Reverse Stock Split, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment or readjustment in accordance with the Certificate of Incorporation and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered Convertible Preferred Stockholder at the holder’s address as shown on the Corporation’s stock transfer books. The certificate shall set forth such adjustment or readjustment with respect to the Convertible Preferred Conversion Price in respect of such holder’s shares of Convertible Preferred Stock, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Convertible Preferred Conversion Price of such holder’s shares of Convertible Preferred Stock at the time in effect for such holder’s shares, and (ii) the number of additional shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of such holder’s shares of Convertible Preferred Stock. The Corporation shall not take any action that would require an adjustment to any shares of Convertible Preferred Conversion Price, and no certificate shall reflect any such adjustment, to the extent that the adjustment would reduce the Convertible Preferred Conversion Price in respect of any shares of Convertible Preferred Stock below the par value of the Common Stock.

6. Redemption of Convertible Preferred Stock on Maturity Date.

(a) To the extent not previously converted to Common Stock, the Corporation shall redeem all then outstanding shares of Convertible Preferred Stock on the fifteenth (15th) anniversary of the date of first issuance of Convertible Preferred Stock (the “Maturity Date”) at a price per share payable in cash and equal to the Convertible Preferred Original Issue Price of such share plus accrued and unpaid Convertible Preferred Dividends in respect thereof (the “Redemption Price”). No later than thirty (30) calendar days prior to the Maturity Date, the Corporation shall deliver a redemption notice to each Convertible Preferred Stockholder including the following information: (A) informing the Convertible Preferred Stockholder of the Maturity Date and that any shares of Convertible Preferred Stock not converted prior to 5:00 p.m., New York City time, on the business day immediately preceding the Maturity Date shall be redeemed by the Corporation on the Maturity Date, (B) the Redemption Price payable with respect to each share of Convertible Preferred Stock on the Maturity Date in connection with any such redemption (to the extent the Redemption Price is known or can be calculated, and to the extent not capable of being calculated, the manner in which such price or any component thereof will be determined); (C) that payment of the Redemption Price with respect to any shares of Convertible Preferred Stock will be made on the Maturity Date; (D) the number of shares of Common Stock and the amount of cash, if any, that a Convertible Preferred Stockholder would receive upon conversion of its Convertible Preferred Stock if a Convertible Preferred

Stockholder converts its Convertible Preferred Stock into Common Stock. The Corporation shall issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the opening of business on the first Business Day following the date on which the Corporation provides the redemption notice to Convertible Preferred Stockholders pursuant to this Section.

(b) Notwithstanding Section 6(a), shares of Convertible Preferred Stock shall be redeemed only to the extent that (i) the Corporation has sufficient funds legally available therefor and (ii) such payment would not violate any covenants imposed by the agreements entered into in good faith governing the indebtedness of the Corporation and its subsidiaries. If the preceding sentence would prohibit the redemption of any portion of the Convertible Preferred Stock on the Maturity Date, the Corporation shall redeem on the Maturity Date only that portion of the Convertible Preferred Stock which it is permitted to redeem, with such amounts allocated pro rata among all holders of Convertible Preferred Stock. In such event, (i) Convertible Preferred Dividends shall continue to accrue from and after the Maturity Date pursuant to Section 2(a) on any unredeemed shares of Convertible and (ii) the Corporation shall redeem any remaining shares of Convertible Preferred Stock as soon as practicable after the Corporation is permitted to do so and shall provide a notice comparable to that described in Section 6(a) in connection with any such later redemption.

(c) Notwithstanding anything in this Section to the contrary, each Convertible Preferred Stockholder shall retain the right to elect to convert any shares of Convertible Preferred Stock to be redeemed at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date (or with respect to shares of Convertible Preferred Stock redeemed after the Maturity Date, the Business Day immediately preceding the date of such redemption). Any Convertible Preferred Stock that a Holder elects to convert prior to the Maturity Date (or date of later redemption) shall not be redeemed pursuant to this Section.

(d) Notwithstanding anything in this Section to the contrary, the obligation of the Corporation to redeem all outstanding shares of Convertible Preferred Stock as set forth herein may be waived on behalf of all holders of Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding.

7. Waiver. Any of the rights, powers, preferences and other terms of the Convertible Preferred Stock set forth herein may be waived on behalf of all holders of Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding.

8. Status of Converted Stock. In the event any shares of Convertible Preferred Stock shall be converted pursuant to Section 5 hereof, the shares of Convertible Preferred Stock so converted shall be cancelled and shall not be issuable by the Corporation. In addition, following the conversion of all of the outstanding shares of Convertible Preferred Stock into shares of Class A Common Stock or Class C Common Stock pursuant to Section 5, the Corporation shall no longer issue any further shares of Convertible Preferred Stock and shall no longer have any authorized Convertible Preferred Stock. Upon any such occurrence, the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

9. No Impairment. The Corporation shall not amend the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times act in good faith in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Convertible Preferred Stockholders against dilution or other impairment.

10. General. All notices or communications in respect of the Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if the Convertible Preferred Stock is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Convertible Preferred Stock in any manner permitted by such facility.

E. No Pre-emptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, and, subject to the other provisions of this Certificate of Incorporation, the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

F. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, free from preemptive or similar rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, Class C Common Stock, Class D Common Stock, and Convertible Preferred Stock (collectively, “Convertible Stock”), such number of shares of Common Stock or other securities of the Corporation, if applicable, as shall from time to time be sufficient to effect a conversion of all outstanding shares of Convertible Stock, and if at any time the number of authorized but unissued shares of Common Stock or other securities of the Corporation, if applicable, shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Stock, in addition to such other remedies as shall be available to the holders of such Stock as a result of the Corporation’s breach of such obligation, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or such other securities to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges and not subject to any preemptive or similar rights. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Stock.

G. Payment of Transfer Taxes. The Corporation shall pay all stock transfer, documentary, and stamp taxes and (which, for the absence of doubt, shall not include any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Convertible Stock; provided that the Corporation shall not pay any taxes or other governmental charges imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that in which the shares of Common Stock so converted were registered.

H. Closure of Books. The Corporation shall not close its books against the transfer of Convertible Stock or of Common Stock issued or issuable upon conversion of Convertible Stock in any manner which interferes with the timely conversion of Convertible Stock.

I. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may reasonably be required by the Corporation.

ARTICLE V

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

ARTICLE VI

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the Corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article VII shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VIII

Subject to the limitations contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

In addition to the other powers expressly granted by statute, the Board of Directors of the Corporation shall have the power to adopt, repeal, alter or amend the bylaws of the Corporation.

ARTICLE X

In the event that any provision of Certificate of Incorporation, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Certificate of Incorporation will continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Corporation has caused this amended and restated certificate of incorporation to be executed by its duly authorized officer this [ ● ], 2012.

WILLIAM LYON HOMES

By:
Name:
Title:

EXHIBIT C

SECOND AMENDED AND RESTATED BYLAWS

OF

WILLIAM LYON HOMES

TABLE OF CONTENTS

		Page
ARTICLE I.	OFFICES	1

Section 1.	Registered Office	1

Section 2.	Other Offices	1

ARTICLE II.	MEETINGS OF STOCKHOLDERS	1

Section 1.	Place of Meetings	1

Section 2.	Annual Meetings	1

Section 3.	Special Meetings	1

Section 5.	Insurance and Trust Fund	13

Section 6.	Indemnification of Employees and Agents of the Corporation	14

Section 7.	Amendment	14

ARTICLE IX.	AMENDMENTS	14

BYLAWS

OF

WILLIAM LYON HOMES

(hereinafter called the “Corporation”)

ARTICLE I.

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Prior to the Conversion Date (as defined in the Corporation’s Certificate of Incorporation), special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, the President, or by the holders of more than 50% of the shares of any class of the Corporation’s Common Stock or Preferred Stock (excluding the Class D Common Stock). On and after the Conversion Date, special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board or the President. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person(s) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

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Section 4. Notice of Meetings. Except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation, notice of the place, if any, date, and hour of all stockholder meetings, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting.

Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that (i) any matter requires the vote of one or more classes of stockholders, voting separately as a class, in which case a quorum shall not be present with respect to such matter unless a majority of the shares of each such class are present in person or by proxy, or (ii) the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

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All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 8. Actions by Stockholders. Unless otherwise provided in the Certificate of Incorporation, prior to the Conversion Date, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Conversion Date, stockholders shall not be entitled to take actions by written consent, and all actions of stockholders must be taken at a special or annual meeting of stockholders.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 8, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. No consent given by

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telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery in accordance with the provisions of Section 228(d) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. Prior to the Conversion Date, the Board of Directors shall consist of eight (8) members and shall be elected by the stockholders of record entitled to vote for such directors as set forth in the Certificate of Incorporation. After the Conversion Date, but prior to the conversion in full of all shares of Class B Common Stock of the Corporation into shares of Class A Common Stock of the Corporation, the Board of Directors shall consist of seven (7) members and shall be elected by the stockholders of record entitled to vote for such directors as set forth in the Certificate of Incorporation. Directors shall be elected by the holders of record of a plurality of the votes entitled to vote for such directors. Each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

From and after the occurrence of both the Conversion Date and the date on which all of the shares of the Corporation’s Class B Common Stock have been converted into shares of Class A Common Stock of the Corporation (such date the “Specified Date”), the Board of Directors shall consist of one (1) or more members. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors or the stockholders, except as otherwise provided by law or the Certificate of Incorporation. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

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Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

In the event of any conflict between the provisions of the Certificate of Incorporation and the provisions of this Article III, Section 2, the provisions of the Certificate of Incorporation shall control.

Section 3. Vacancies. Prior to the Specified Date, vacancies may be filled by the vote of the stockholders entitled to appoint such directors. From and after the Specified Date, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director by whom it is not waived either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or electronic transmission on twenty-four (24) hours’ notice. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these Bylaws.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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Section 10. Removal. Any director or the entire Board of Directors may be removed, with or without cause, in accordance with the provisions of the Certificate of Incorporation. Notwithstanding the foregoing, following the Specified Date, directors may not be removed without cause.

ARTICLE IV.

OFFICERS

Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer). The Board of Directors may also appoint a Chief Executive Officer, a Chief Operating Officer, one (1) or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as the Board of Directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 4. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. If the Board has elected a Chief Executive Officer of the Corporation, (1) the Chief Executive Officer shall have all of the powers granted by these Bylaws to the President and (2) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned to him or her by the Board or the Chief Executive Officer.

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Section 5. Chief Operating Officer; Vice Presidents. The Chief Operating Officer and vice presidents (if appointed) shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary may give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 8. Treasurer. The Treasurer shall be the Chief Financial Officer, shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

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Section 9. Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V.

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing or other duly authorized representative and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5. Record Date. Other than as may be set forth in these Bylaws or in the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

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ARTICLE VI.

NOTICES

Section 1. Notices to Stockholders. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

Section 3. Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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ARTICLE VIII.

DIRECTORS’ LIABILITY AND INDEMNIFICATION

Section 1. Directors’ Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 2. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding, and such indemnification rights shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

Section 3. Right of Claimant to Bring Suit. If a claim under Section 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such

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claim, including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation’s Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise. In furtherance of the foregoing, the Corporation acknowledges that a person may have certain rights to indemnification, advancement of expenses and/or insurance provided by other potential or actual indemnitors. The Corporation agrees that (i) it is the indemnitor of first resort (i.e., its indemnification obligations to such person are primary and any indemnification obligation of any other potential or actual indemnitor to advance expenses or to provide indemnification to such person are secondary to any such obligation of the Corporation), (ii) that it shall be liable for and required to advance the full amounts set forth in this Article without regard to any rights a person may have against any other potential or actual indemnitor and (iii) it irrevocably waives, relinquishes and releases each other potential or actual indemnitor from any and all claims (x) against such indemnitor for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that a person must seek advancement or reimbursement, or indemnification, from any other potential or actual indemnitor before the Corporation must perform its obligations hereunder. No advancement or payment by any other indemnitor on behalf of a person with respect to any proceeding for which such person has sought indemnification from the Corporation shall affect any of the foregoing.

Section 5. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

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(1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Amendment. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX.

AMENDMENTS

Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders. Any amendment of these Bylaws by the stockholders shall require the affirmative vote of a majority of each class of voting stock, voting separately as a class, except that (i) the Class B Common Stock and Class D Common Stock shall vote together as a separate class on such any such amendment, and (ii) if there are no shares of Class B Common Stock outstanding, the Class A Common Stock and Class D Common Stock shall vote together as a separate class on such any such amendment.

[Signature Page Follows]

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THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Corporate Secretary of William Lyon Homes and that the foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of said corporation as of the                    day of        , 201    , by the Board of Directors of said corporation.

Dated as of                     , 201    .

Name:
Title: